Exhibit 99.1

Audited Financial Statements for Year Ended December 31, 2005

March 29, 2006

REPORT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
First Community Bank of Georgia

We have audited the accompanying balance sheets of First Community Bank of Georgia as of December 31, 2005 and 2004 and the related statements of operations, comprehensive income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2005. These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Community Bank of Georgia as of December 31, 2005 and 2004 and the results of operations and cash flows for each of the years in the three-year period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ McNair, McLemore, Middlebrooks & Co., LLP
McNAIR, McLEMORE, MIDDLEBROOKS & CO., LLP

FIRST COMMUNITY BANK OF GEORGIA
BALANCE SHEETS

ASSETS

	December 31
	2005	2004
Cash and Cash Equivalents
Cash and Due from Banks	$2,433,434	$1,529,463
Federal Funds Sold and Resell Agreements	385,000	2,189,000
	2,818,434	3,718,463
Interest-Bearing Deposits with Other Banks	495,171	672,546
Investment Securities Available for Sale, at Fair Value	11,092,433	9,803,817
Federal Home Loan Bank Stock, at Cost	294,300	229,400
Loans	51,239,230	46,129,777
Allowance for Loan Losses	(699,229)	(710,478)
	50,540,001	45,419,299
Premises and Equipment	2,208,519	2,273,770
Other Real Estate Owned	—	50,000
Other Assets	752,155	562,479
Total Assets	$68,201,013	$62,729,774

The accompanying notes are an integral part of these balance sheets.

FIRST COMMUNITY BANK OF GEORGIA
BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS’ EQUITY

	December 31
	2005	2004
Deposits
Noninterest-Bearing	$11,811,686	$10,364,028
Interest-Bearing	44,939,919	42,794,551
	56,751,605	53,158,579
Borrowings	3,750,000	2,500,000
Other Liabilities	384,618	273,761
Commitments and Contingencies
Stockholders’ Equity
Common Stock, Par Value $4 a Share; Authorized 2,000,000 Shares, Issued 713,846 Shares as of December 31, 2005 and 2004	2,855,384	2,855,384
Surplus	2,819,795	2,819,795
Undivided Profits	1,775,431	1,123,919
Accumulated Other Comprehensive Loss	(135,820)	(1,664)
	7,314,790	6,797,434
Total Liabilities and Stockholders’ Equity	$68,201,013	$62,729,774

The accompanying notes are an integral part of these balance sheets.

FIRST COMMUNITY BANK OF GEORGIA
STATEMENT OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31

	2005	2004	2003
Interest Income
Loans, Including Fees	$3,621,125	$3,023,077	$3,119,477
Federal Funds Sold	75,505	19,720	25,890
Deposits with Other Banks	15,080	21,418	30,302
Investment Securities
Taxable	264,379	163,289	184,646
Tax-Exempt	129,233	99,720	44,642
	4,105,322	3,327,224	3,406,957
Interest Expense
Deposits	1,102,409	798,411	949,359
Other	105,152	10,412	—
	1,207,561	808,823	949,359
Net Interest Income	2,897,761	2,518,401	2,457,598
Provision for Loan Losses	60,000	112,500	240,000
Net Interest Income After Provision for Loan Losses	2,837,761	2,405,901	2,217,598
Noninterest Income
Service Charges on Deposits	420,744	453,067	502,114
Other Service Charges, Commissions and Fees	23,601	21,024	22,032
Securities Gains (Losses)	7,439	(68)	4,307
ATM Income	114,390	97,471	82,152
Other	104,555	105,026	128,476
	670,729	676,520	739,081
Noninterest Expenses
Salaries and Employee Benefits	1,241,809	1,243,358	1,243,456
Occupancy and Equipment	297,673	314,166	331,723
Stationery and Supplies	76,798	55,352	65,848
Data Processing	203,830	207,277	204,969
ATM	65,518	76,040	63,341
Legal and Professional Fees	86,251	57,133	53,942
Other	314,415	318,978	356,685
	2,286,294	2,272,304	2,319,964
Income Before Income Taxes	1,222,196	810,117	636,715
Income Taxes	392,222	228,125	195,358
Net Income	$829,974	$581,992	$441,357
Basic Earnings Per Share	$1.16	$0.82	$0.62
Diluted Earnings Per Share	$1.15	$0.81	$0.61

The accompanying notes are an integral part of these statements.

FIRST COMMUNITY BANK OF GEORGIA
STATEMENTS OF COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31

	2005	2004	2003
Net Income	$829,974	$581,992	$441,357
Other Comprehensive Income, Net of Tax
Gains ((Losses) on Securities Arising During the Year	(129,246)	33,344	(77,571)
Reclassification Adjustment	(4,910)	45	(2,843)
Unrealized Gains (Losses) on Securities	(134,156)	33,389	(80,414)
Comprehensive Income	$695,818	$615,381	$360,943

The accompanying notes are an integral part of these statements.

FIRST COMMUNITY BANK OF GEORGIA
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

	Common Stock	Surplus	Undivided Profits	Accumulated Other Comprehensive Income (Loss)	Total
Balance, December 31, 2002	$2,855,384	$2,819,795	$100,570	$45,361	$5,821,110
Unrealized Loss on Securities Available for Sale, Net of Tax Benefit of $41,425				(80,414)	(80,414)
Net Income			441,357		441,357
Balance, December 31, 1003	2,855,384	2,819,795	541,927	(35,053)	6,182,053
Unrealized Gain on Securities Available for Sale, Net of Tax of $17,200				33,389	33,389
Net Income			581,992		581,992
Balance, December 31, 2004	2,855,384	2,819,795	1,123,919	(1,664)	6,797,434
Unrealized Loss on Securities Available for Sale, Net of Tax of $69,111				(134,156)	(134,156)
Net Income			829,974		829,974
Cash Dividends Declared ($.25 Per Share)			(178,462)		(178,462)
Balance, December 31, 2005	$2,855,384	$2,819,795	$1,775,431	$(135,820)	$7,314,790

The accompanying notes are an integral part of these statements.

FIRST COMMUNITY BANK OF GEORGIA
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31

	2005	2004	2003
Cash Flows from Operating Activities
Net Income	$829,974	$581,992	$441,357
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities
Depreciation	161,662	174,616	188,416
Amortization and Accretion on Investment Securities	31,264	48,304	111,456
Provision for Loan Losses	60,000	112,500	240,000
Securities (Gains) Losses	(7,439)	68	(4,307)
(Gain) Loss on Sale of Other Real Estate	(4,601)	2,416	(16,915)
(Gain) Loss on Sale of Premises and Equipment	—	(500)	354
Deferred Income Taxes	7,336	(8,898)	(22,835)
Change In
Interest Receivable	(94,756)	(76,477)	68,249
Interest Payable	54,523	(29,812)	(282,713)
Other	29,995	(11,163)	136,574
	1,067,958	793,046	859,636
Cash Flows from Investing Activities
Interest-Bearing Deposits With Other Banks	177,375	216,454	1,083,000
Investment Securities Available for Sale
Sales	960,400	564,900	798,524
Purchases	(3,689,860)	(4,781,654)	(7,887,327)
Maturities, Calls and Paydowns	1,213,752	1,747,171	5,158,143
(Purchases) Redemptions of Federal Home Loan Bank Stock	(64,900)	(160,400)	195,600
Loans to Customers, Net	(5,307,507)	(3,508,742)	843,073
Sales of Other Real Estate	174,601	162,584	127,404
Proceeds from Disposal of Premises and Equipment	—	500	1,145
Purchase of Premises and Equipment	(96,411)	(51,333)	(43,807)
	(6,632,550)	(5,810,520)	275,755
Cash Flows from Financing Activities
Interest-Bearing Customer Deposits	2,145,368	2,515,645	(1,917,338)
Noninterest-Bearing Customer Deposits	1,447,657	(1,312,308)	(180,765)
Borrowings	1,250,000	2,500,000	—
Cash Dividends Paid	(178,462)	—
	4,664,563	3,703,337	(2,098,103)
Net Decrease in Cash and Cash Equivalents	(900,029)	(1,314,137)	(962,712)
Cash and Cash Equivalents, Beginning	3,718,463	5,032,600	5,995,312
Cash and Cash Equivalents, Ending	$2,818,434	$3,718,463	$5,032,600

The accompanying notes are an integral part of these statements.

FIRST COMMUNITY BANK OF GEORGIA
NOTES TO FINANCIAL STATEMENTS

(1)            Summary of Significant Accounting Policies

Nature of Operations

First Community Bank of Georgia (FCB) is a state-chartered commercial bank with its main office located in Roberta, Georgia. FCB received approval from the Georgia Department of Banking and Finance on October 6, 1997 and began banking operations on June 15, 1998. FCB provides a full range of retail and commercial banking services for consumers and small to medium size businesses located primarily in central Georgia. Lending and investing activities are funded primarily by deposits gathered through its retail branch offices.

Use of Estimates

In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the balance sheet date and revenues and expenses for the period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and the valuation of deferred tax assets.

Reclassifications

In certain instances, amounts reported in prior years’ financial statements have been reclassified to conform to statement presentations selected for 2005. Such reclassifications had no effect on previously reported stockholders’ equity or net income.

Concentrations of Credit Risk

Lending is concentrated in mortgage, commercial and consumer loans to local borrowers. In management’s opinion, although FCB has a high concentration of real estate loans, these loans are well collateralized and do not pose an adverse credit risk. In addition, the balance of the loan portfolio is sufficiently diversified to avoid significant concentration of credit risk.

The success of FCB is dependent, to a certain extent, upon the economic conditions in the geographic markets it serves. No assurance can be given that the current economic conditions will continue. Adverse changes in the economic conditions in these geographic markets would likely have a material detrimental effect on FCB’s results of operations and financial condition. The operating results of FCB depend primarily on its net interest income. Accordingly, operations are subject to risks and uncertainties surrounding the exposure to changes in the interest rate environment.

Interest-Bearing Deposits With Other Banks

Interest-bearing deposits with other banks are carried at cost.

Securities Purchased Under Agreements to Resell

FCB enters into purchases of securities under agreements to resell substantially identical securities. Securities purchased under agreements to resell at December 31, 2005 and 2004 consist of U.S. Government Agency securities.

The amounts advanced under these agreements are reflected as assets on the balance sheets. It is FCB’s policy to take possession of securities purchased under agreements to resell. Agreements with third parties specify FCB’s rights to request additional collateral, based on its monitoring of the fair value of the underlying securities on a daily basis. The securities are delivered by appropriate entry into FCB’s account maintained at a third-party custodian’s account designated by FCB under a written custodial agreement that explicitly recognizes FCB’s interest in the securities. At December 31, 2005, these agreements matured within 90 days and no material amount of agreements to resell securities purchased was outstanding with any individual dealer.

Investment Securities

Investment securities are recorded under the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, whereby FCB may classify its securities as trading, available for sale or held to maturity. Trading securities are purchased and held for sale in the near term. Securities held to maturity are those which FCB has the ability and intent to hold until maturity. All other securities not classified as trading or held to maturity are considered available for sale. As of December 31, 2005 and 2004, all investment securities are classified as available for sale.

Securities available for sale are reported at estimated fair value. Unrealized gains and losses on securities available for sale are excluded from earnings and are reported, net of deferred taxes, in accumulated other comprehensive income (loss), a component of stockholders’ equity. Gains and losses from sales of securities available for sale are computed using the specific identification method. This caption includes securities, which may be sold to meet liquidity needs arising from unanticipated deposit and loan fluctuations, changes in regulatory capital requirements, or unforeseen changes in market conditions. Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

Declines in the fair value of individual held to maturity and available for sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. In estimating other than temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of FCB to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

Federal Home Loan Bank Stock

Investment in stock of a Federal Home Loan Bank (FHLB) is required for every federally insured institution that utilizes its services. FHLB stock is considered restricted, as defined in SFAS No. 115; accordingly, the provisions of SFAS No. 115 are not applicable to this investment. The FHLB stock is reported in the financial statements at cost. Dividend income is recognized when earned.

Loans

FCB grants mortgage, commercial and consumer loans to customers. A substantial portion of FCB’s loan portfolio is represented by mortgage loans throughout Georgia. The ability of FCB’s debtors to honor their contracts is dependent upon the real estate and general economic conditions in this area.

Loans that FCB has the ability and intent to hold for the foreseeable future or until maturity are recorded at their principal amount outstanding, net of any unearned interest and fees. Interest income on loans is recognized using the effective interest method.

The accrual of interest on loans is discontinued at the time the loan is 90 days past due unless the credit is well secured and in the process of collection. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual status or charged off at an earlier date if collection of principal or interest is considered doubtful. Interest payments received on nonaccrual loans are either applied against principal or reported as income, according to management’s judgment as to the collectibility of principal. Loans are returned to an accrual status when factors indicating doubtful collectibility on a timely basis no longer exist.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective, as it requires estimates that are susceptible to significant revisions as more information becomes available.

The allowance consists of specific, general and unallocated components. The specific component relates to loans that are classified as either doubtful, substandard or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers nonclassified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

A loan is considered impaired when, based on current information and events, it is probable that FCB will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price or the fair value of the collateral if the loan is collateral dependent.

Off-Balance Sheet Credit Related Financial Instruments

In the ordinary course of business, FCB has entered into commitments to extend credit, including standby letters of credit. Such commitments are recorded when they ate funded.

Premises and Equipment

Premises and equipment are recorded at acquisition cost net of accumulated depreciation.

Depreciation is charged to operations over the estimated useful lives of the assets. The estimated useful lives and methods of depreciation are as follows:

Description	Life in Years	Method
Banking Premises	39	Straight-Line
Furniture and Equipment	5-39	Straight-Line

Expenditures for major renewals and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. When property and equipment are retired or sold, the cost and accumulated depreciation are removed from the respective accounts and any gain or loss is reflected in other income or expense.

Other Real Estate

Other real estate owned represents property acquired through foreclosure. Properties are carried at the lower of cost or current appraisal values. Losses from the acquisition of property in full or partial satisfaction of debt are recorded as loan losses. Subsequent declines in value, routine holding costs and gains or losses upon disposition are included in other expense.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the bases of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to depreciable assets (use of different depreciation methods for financial statement and income tax purposes) and allowance for loan losses (use of the allowance method for financial statement purposes and the experience method for tax purposes). The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

Stock Compensation Plan

In October 1996, the Financial Accounting Standards Board (FASB) issued SFAS No. 123, Accounting for Stock-Based Compensation (Statement 123). Statement 123 established a “fair value” based method of accounting for stock-based compensation plan and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation for those plans using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, Accounting for Stock Issued to Employees (Opinion 25). Entities electing to remain with the accounting in Opinion 25 must make proforma disclosures of net income and earnings per share, as if the fair value based method of accounting defined in Statement 123 had been applied. Under the fair value based method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. Under the intrinsic value based method, compensation cost is the excess, if any, of the quoted market price of the stock at grant date or other measurement date over the amount an employee must pay to acquire the stock. FCB continues to follow Opinion 25 in accounting for its stock-based compensation awards; accordingly, no compensation expense has been recognized in the financial statements. If compensation expense were determined on the basis of Statement 123, net income and earnings per share would have been reduced as shown in the proforma information presented hereafter.

	2005	2004
Net Income
As Reported	$829,974	$581,992
Proforma	$882,794	$574,812
Basic Earnings Per Share
As Reported	$1.16	$.82
Proforma	$1.15	$.81
Diluted Earnings Per Share
As Reported	$1.15	$.81
Proforma	$1.14	$.80

Earnings Per Common Share

Basic earnings per share represents income available to common stockholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by FCB relate solely to outstanding stock options and are determined using the treasury stock method.

Earnings per common share have been computed based on the following:

	Years Ended December 31,
	2005	2004	2003
Net Income Applicable to Common Stock	$829,974	$581,992	$441,357
Average Number of Common Shares Outstanding	713,846	713,846	713,846
Effect of Dilutive Options	7,195	5,641	4,066
Average Number of Common Shares Outstanding Used to Calculate Diluted Earnings Per Common Share	721,041	719,487	717,912

Comprehensive Income

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain changes in assets and liabilities, such as unrealized gains and losses on securities available for sale, represent equity changes from economic events of the period other than transactions with owners and are not reported in the statements of operations but as a separate component of the equity section of the balance sheets. Such items are considered components of other comprehensive income. SFAS No. 130 requires the presentation in the financial statements of net income and all items of other comprehensive income as total comprehensive income.

Statements of Cash Flows

For reporting cash flows, cash and cash equivalents include cash on hand, noninterest-bearing amounts due from banks and federal funds sold. Cash flows from demand deposits, NOW accounts, savings accounts, loans and certificates of deposit are reported net.

Supplementary cash flow information:

	2005	2004	2003
Cash Paid During the Year for Interest	$1,135,837	$838,578	$1,232,071
Cash Paid for Income Taxes	$435,960	$227,031	$215,000

Noncash investing and financing activities:

	2005	2004	2003
Transfer of Loans to Other Real Estate	$120,000	$283,333	$90,489
Change in Unrealized Gain (Loss) on Securities Available for Sale	$(203,267)	$50,950	$(121,839)

Changes in Accounting Principles and Effects of New Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123 (revised 2004) Share-Based Payment (SFAS No. 123(R)). SFAS No. 123(R) is a revision of FASB Statement No. 123, Accounting for Stock-Based compensation. SFAS No 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. SFAS No. 123(R) focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award—the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. SFAS No 123(R) eliminates the alternative to use APB Opinion No. 25’s intrinsic value method of accounting that was provided in SFAS No. 123 as originally issued. Under APB Opinion No. 25, issuing stock options to employees generally resulted in recognition of no compensation cost. SFAS No. 123(R) requires entities to recognize the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards (with limited exceptions). SFAS No. 123(R) is effective for public entities that file as small business issuers as of the beginning of the first interim or annual reporting period of the registrant’s first fiscal year that begins after December 15, 2005. The Company currently accounts for its stock-based compensation using the intrinsic method as defined in APB Opinion No. 23 and, accordingly, has not recognized any expense for its stock option plans in its financial statements. SFAS No. 123(R) is effective for interim or annual periods for the Company’s first fiscal year beginning after December 15, 2005 and will not have a material impact on the Company’s financial condition or results of operations.

(2)         Cash and Balances Due from Banks

Components of cash and balances due from banks are as follows as of December 31:

	2005	2004
Cash on Hand and Cash Items	$1,076,838	$743,508
Noninterest-Bearing Deposits with Other Banks	1,356,596	785,955
	$2,433,434	$1,529,463

As of December 31, 2005, FCB had no required deposits with the Federal Reserve.

(3)         Investment Securities

Investment securities available for sale as of December 31 are summarized as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
2005
Mortgaged Backed	$2,907,943	$3,251	$(68,251)	$2,842,943
Federal Agencies	3,130,786	—	(38,375)	3,092,411
Municipals	5,009,482	12,907	(82,299)	4,933,090
FHLMC Preferred Stock	250,009	—	(26,020)	223,989
	$11,298,220	$16,158	$(221,945)	$11,092,433
2004
Mortgage Backed	$2,861,359	$6,890	$(3,290)	$2,864,959
Federal Agencies	2,798,567	3,876	(10,487)	2,791,956
Municipals	2,944,074	27,009	(24,828)	2,946,255
FHLMC Preferred Stock	250,009	—	(15,022)	234,987
Trust Preferred Certificates	952,330	13,330	—	965,660
	$9,806,339	$51,105	$(53,627)	$9,803,817

The amortized cost and fair value of investment securities available for sale as of December 31, 2005, by contractual maturity, are shown hereafter. Expected maturities will differ from contractual maturities because issuers have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Fair Value
Due Less Than One Year	$1,298,522	$1,284,750
Due After One Year Through Five Years	2,099,788	2,068,201
Due After Five Years Through Ten Years	1,250,519	1,231,619
Due After Ten Years	3,491,439	3,440,931
	8,140,268	8,025,501
Mortgage Backed	2,907,943	2,842,943
FHLMC Preferred Stock	250,009	223,989
	$11,298,220	$11,092,433

Proceeds from sales of investments in debt securities were $960,400, $564,900 and $798,524 in 2005, 2004 and 2003, respectively. Gross realized gains relating to these sales were $8,327, $628 and $6,014 in

2005, 2004 and 2003, respectively. Gross realized losses relating to these sales were $0, $1,192 and $0 in 2005, 2004 and 2003, respectively.

Investment securities having a carrying value approximately $4,468,000 and $4,218,000 as of December 31, 2005 and 2004 were pledged to secure public deposits.

Information pertaining to securities with gross unrealized losses at December 31, 2005 and 2004, aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows:

	Less Than 12 Months		12 Months or Greater		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
December 31, 2005
Federal Agencies	$1,563,051	$(19,500)	$1,529,359	$(18,875)	$3,092,410	$(38,375)
Mortgage Backed	590,329	(935)	2,158,131	(67,316)	2,748,460	(68,251)
Municipals	2,215,292	(55,386)	1,723,498	(33,913)	3,938,790	(89,299)
FHLMC Preferred	—	—	223,989	(26,020)	223,989	(26,020)
	$4,368,672	$(75,821)	$5,634,977	$(146,124)	$10,003,649	$(221,945)
December 31, 2004
Federal Agencies	$1,490,398	$(10,487)	$—	$—	$1,490,398	$(10,487)
Mortgaged Backed	2,639,680	(3,290)	—	—	2,639,680	(3,290)
Municipals	532,288	(1,308)	1,223,617	(23,520)	1,755,905	(24,828)
FHLMC Preferred	234,987	(15,022	—	—	234,987	(15,022)
	$4,897,353	$(30,107)	$1,223,617	$(23,520)	$6,120,970	$(53,627)

Management evaluates securities for other than temporary impairment at least on a quarterly basis, and more frequent when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair market value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of FCB to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

At December 31, 2005, thirty-one debt securities have unrealized losses with aggregate depreciation of 2.0 percent from FCB’s amortized cost basis. These securities are guaranteed by either federal agencies or other governments. These unrealized losses relate principally to current interest rates for similar types of securities. In analyzing an issuer’s financial condition, management considers whether the securities are issued by the federal government or its agencies, whether downgrades by bond rating agencies have occurred, and the results of reviews of the issuer’s financial condition. As management has the ability to hold debt securities until maturity, or for the foreseeable future if classified as available for sale, no declines are deemed to be other than temporary.

At December 31, 2005, one marketable equity security guaranteed by the Federal Home Loan Mortgage Corporation has an unrealized loss with depreciation of 10.4 percent from FCB’s cost basis. This unrealized loss has existed for less than six months and relates principally to current interest rates. No credit issues have been identified that cause management to believe the decline in market value is other than temporary.

(4)         Loans

The composition of loans as of December 31 are:

	2005	2004
Loans Secured by Real Estate
Construction and Land Development	$8,770,884	$6,160,656
Secured by Farmland (Including Farm Residential and Other Improvements)	1,852,758	2,552,613
Secured by 1-4 Family Residential Properties	10,541,447	10,864,011
Secured by Multifamily (5 or More) Residential Properties	1,124,431	830,940
Secured by Nonfarm Nonresidential Properties	17,287,095	15,583,640
Commercial and Industrial Loans (U.S. Addressees)	7,666,672	6,047,007
Loans to Individuals for Household, Family and Other Personal Expenditures	3,995,943	4,090,910
	$51,239,230	$46,129,777

	2005	2004
Loans by interest rate types are:
Fixed Rate	$25,367,043	$23,737,384
Variable Rate	25,872,187	22,392,393
	$51,239,230	$46,129,777

At December 31, 2005 and 2004, the total recorded investment in loans on nonaccrual status totaled $110,780 and $664, respectively. FCB did not have a recorded investment in impaired loans or loans past due 90 days or more and still accruing interest as of December 31, 2005 and 2004.

Foregone interest on nonaccrual loans approximates $3,600 in 2005, $5,600 in 2004 and $3,200 in 2003.

(5)         Allowance for Loan Losses

Transactions in the allowance for loan losses are summarized for the years ended December 31 as follows:

	2005	2004	2003
Balance, Beginning	$710,478	$681,281	$600,702
Provision Charged to Operating Expenses	60,000	112,500	240,000
Loans Charged Off	(140,788)	(156,147)	(195,688)
Loan Recoveries	69,539	72,844	36,267
Balance, Ending	$699,229	$710,478	$681,281

(6)         Premises and Equipment

Premises and equipment are comprised of the following as of December 31:

	2005	2004
Land	$419,587	$419,587
Buildings and Improvements	1,847,075	1,847,075
Furniture, Fixtures and Equipment	1,095,241	998,830
	3,361,903	3,265,492
Accumulated Depreciation
	(1,153,384)	(991,722)
	$2,208,519	$2,273,770

Depreciation charged to operations totaled $161,662, $174,616 and $188,416 in 2005, 2004 and 2003, respectively.

FCB owns land and a building not utilized in its operations. As of December 31, 2005 and 2004, the costs related to this idle asset totaled $306,580.

(7)         Income Taxes

FCB records income taxes under SFAS No. 109, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The components of income tax expense for the years ended December 31 are as follows:

	2005	2004	2003
Current Federal Expense	$341,519	$232,908	$218,193
Deferred Federal	7,336	(8,898)	(22,835)
	348,855	224,010	195,358
Current State Expense	43,367	4,115	—
	$392,222	$228,125	$195,358

The federal income tax expense of $348,855, $224,010 and $195,358 in 2005, 2004 and 2003, respectively, is less than the income taxes computed by applying the federal statutory rate of 34 percent to income before income taxes. The reasons for the differences are presented hereafter:

	2005	2004	2003
Statutory Federal Income Taxes	$415,547	$275,440	$216,483
Meal and Entertainment Disallowance	1,123	870	974
Social Club Dues Disallowance	1,082	884	1,494
Tax-Exempt Interest	(57,300)	(53,372)	(23,219)
Interest Expense Disallowance	5,651	4,094	2,391
State Taxes	(14,190)	—	—
Dividends Received Deduction	(3,192)	(3,201)	(3,192)
Other	134	(705)	427
Actual Federal Income Taxes	$348,855	$224,010	$195,358

The components of the net deferred taxes as of December 31 are as follows:

	2005	2004
Deferred Tax Assets
Allowance for Loan Losses	$189,932	$177,776
Other	8,942	8,941
	198,874	186,717
Deferred Tax Liabilities
Accumulated Depreciation of Premises and Equipment	(80,782)	(63,273)
Unmatured Accretion of Investment Securities	(2,741)	(759)
	(83,523)	(64,032)
	115,351	122,685
Net Deferred Tax on Unrealized Gains (Losses) on Investment Securities Available for Sale	69,968	857
Net Deferred Tax Assets	$185,319	$123,542

(8)         Deposits

The aggregate amount of overdrawn deposit accounts reclassified as loan balances totaled $23,567 and $8,859 as of December 31, 2005 and 2004, respectively.

Components of interest-bearing deposits as of December 31 are as follows:

	2005	2004
Interest-Bearing Demand	$9,934,156	$10,584,579
Savings	4,426,231	4,672,950
Time, $100,000 and Over	7,023,260	11,298,297
Other Time	23,556,272	16,238,725
	$44,939,919	$42,794,551

The aggregate amount of short-term jumbo certificates of deposit, each with a minimum denomination of $100,000, was approximately $4,691,000 and $8,133,000 as of December 31, 2005 and 2004, respectively.

As of December 31, 2005, the scheduled maturities of certificates of deposit are as follows:

Year	Amount
2006	$20,908,752
2007	6,224,385
2008	1,669,214
2009	1,243,455
2010 and Thereafter	533,726
$30,579,532

(9)         Borrowings

Borrowed funds, in the form of Federal Home Loan Bank advances, totaled $3,750,000 and $2,500,000 as of December 31, 2005 and 2004, respectively. These advances are secured by a blanket lien on FCB’s one to four family residential loans and as of December 31, 2005 bear interest at rates ranging from 3.19 percent to 4.47 percent. The advances mature in 2006.

FCB had a line of credit available at December 31, 2005 in the amount of $2,100,000 with a correspondent bank, which represents available credit for overnight borrowings from financial institutions. No balances were outstanding as of December 31, 2005.

(10)  Employee Benefits

First Community Bank has a 401(k) profit sharing plan and trust effective as of November 1, 1999. Employees are eligible to participate on their date of employment. Employer contributions to the plan include salary reduction deferrals elected by employees, a discretionary matching contribution based on the salary reduction elected by the individual employees and a discretionary amount allocated based on compensation received by eligible participants. For the year ended December 31, 2005, expense attributable to the Plan totaled $1,598. FCB elected not to contribute to the plan in 2004 and 2003 and, accordingly, no expense was incurred.

(11)  Commitments and Contingencies

FCB, in the normal course of business, is a party to financial instruments with off-balance sheet risk to meet the financing needs of its customers. These financial instruments primarily include unfulfilled loan commitments arid standby letters of credit. FCB’s exposure to credit loss in the event of nonperformance by the counter party to the financial instrument for unfulfilled loan commitments and standby letters of credit is represented by the contractual notional amount of those instruments. FCB uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet transactions.

Unfulfilled loan commitments are arrangements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Historically, many commitments expire without being drawn upon; therefore, the following total commitment amounts are not necessarily indicative of future funding requirements. Unfulfilled loan commitments as of December 31, 2005 and 2004 approximated $5,845,000 and $6,232,000, respectively.

Standby letters of credit are conditionally commitments issued by FCB to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers, and letters of credit are collateralized when deemed necessary. FCB has commitments under standby letters of credit to U.S. addresses of $172,490 as of December 31, 2005 and $123,500 as of December 31, 2004.

FCB guarantees customer credit card accounts issued under another institution’s credit card program. If an account is closed with a balance due, FCB guarantees 110 percent of the customer’s credit limit. As of December 31, 2005 and 2004, guarantees totaled $33,880 and $39,380, respectively.

(12)  Stock Options

On July 15, 2002, FCB granted 25,000 incentive stock options to its Chief Executive Officer to purchase shares of FCB’s common stock at an amount approximating the fair market value on the date of the grant. Options totaling 4,167 were vested and exercisable on the grant date with the additional options becoming vested on the first through fifth anniversaries of the grant date. The options expire 10 years from the date of the grant. The exercise price of the options is $8.80 per share.

The Black-Scholes option-pricing model was utilized to estimate the fair value of the options at the grant date using the following significant assumptions: expected dividend yield of less than 1 percent, expected life of 5 years, risk-free interest rate of 3 percent, and expected volatility of less than 1 percent.

(13)  Related Party Transactions

The aggregate balance of direct and indirect loans to directors, executive officers or principal holders of equity securities of FCB was $1,156,617 and $1,746,058 as of December 31, 2005 and 2004, respectively. All such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than a normal risk of collectibility. A summary of activity of related party loans is presented hereafter:

	2005	2004
Balance, Beginning	$1,746,058	$2,853,077
New Loans	2,521,291	1,997,646
Repayments	(3,110,732)	(3,104,665)
Balance, Ending	$1,156,617	$1,746,058

(14)  Fair Value of Financial Instruments

SFAS No, 107, Disclosures about Fair Value of Financial Instruments requires disclosure of fair value information about financial instruments, whether or not recognized on the face of the balance sheet, for which it is practicable to estimate that value. The assumptions used in the estimation of the fair value of First Community Bank’s financial instruments are detailed below. Where quoted prices are not available, fair values are based on estimates using discounted cash flows and other valuation techniques. The use of discounted cash flows can be significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The following disclosures should not be considered a surrogate of the liquidation value of FCB, but rather a good-faith estimate of the increase or decrease in value of financial instruments held by FCB since purchase, origination or issuance.

Cash and Short-Term Investments—For cash, due from banks and federal funds sold, the carrying amount is a reasonable estimate of fair value.

Investment Securities Available for Sale—Fair values for investment securities are based on quoted market prices.

Federal Home Loan Bank Stock—The fair value of Federal Hone Loan Bank Stock approximates carrying value.

Loans—The fair market value of fixed rate loans is estimated by discounting the future cash flows using the current rate at which similar loans would be made to borrowers with similar credit ratings. For variable rate loans, the carrying amount is a reasonable estimate of fair value.

Deposit Liabilities—The fair value of demand deposits, savings accounts and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.

Borrowings—The fair value of FCB’s borrowings is estimated using discounted cash flow analyses based on FCB’s current incremental borrowing rues for similar types of borrowing arrangements.

Standby Letters of Credit, Unfulfilled Loan Commitments and Guarantees of Customer Credit Cards—Because these items are made using variable rates, the contract value is a reasonable estimate of fair value.

The carrying amount and estimated fair values of FCB’s financial instruments as of December 31 are presented hereafter:

	2005		2004
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
	(In Thousands)
Assets
Cash and Short-Term Investments	$3,314	$3,314	$4,391	$4,391
Investment Securities Available for Sale	11,092	11,092	9,804	9,804
Federal Home Loan Bank Stock	294	294	229	229
Loans	51,239	50,784	46,130	46,189
Liabilities
Deposits	56,752	56,193	53,159	52,624
Borrowings	3,750	3,699	2,500	2,485
Unrecognized Financial Instruments
Standby Letters of Credit	—	172	—	124
Unfulfilled Loan Commitments	—	5,845	—	6,232
Guarantees of Customer Credit Cards	—	34	—	39

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the entire holdings of a particular financial instrument. Because no market exists for a significant portion of FCB’s financial instruments, fair value estimates are based on many judgments. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on existing on and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial instruments include the deferred income taxes and premises and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

(15)  Regulatory Capital Matters

The amount of dividends payable by FCB is limited by various banking regulatory agencies. The amount of cash dividends available for payment in 2006, without prior approval from the banking regulatory agencies, approximates $415,000. Upon approval by regulatory authorities, FCB may pay cash dividends in excess of regulatory limitations.

FCB is subject to various regulatory capital requirements administered by the federal banking. Failure to meet minimum capital requirements can initiate certain mandatory and, possibly, additional discretionary actions by regulators that, if undertaken, could have a direct material effect on FCB’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Rank must meet specific capital guidelines that involve quantitative measures of FCB’s assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. FCB’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require FCB to maintain minimum amounts and ratios of total and Tier I capital to risk-weighted assets, and of Tier I capital to average assets. The amounts and ratios as defined in regulations are presented hereafter. Management believes, as of December 31, 2005, FCB meets all capital adequacy requirements to which it is subject and is classified as well capitalized under the regulatory framework for prompt corrective action. In the opinion of management, there are no conditions or events since prior notification of capital adequacy from the regulators that have changed the institution’s classification.

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(In Thousands)
December 31, 2005
Total Capital to Risk-Weighted Assets	$8,089	15.23	$4,249	8.00%	$5,311	10.00%
Tier I Capital to Risk-Weighted Assets	7,425	13.98	2,214	4.00	3,187	6.00
Tier I Capital to Average Assets	7,425	11.06	2,685	4.00	3,357	5.00
December 31, 2004
Total Capital to Risk-Weighted Assets	7,406	15.02	3,945	8.00	4,931	10.00
Tier I Capital to Risk-Weighted Assets	6,789	13.77	1,972	4.00	2,958	6.00
Tier I Capital to Average Assets	6,789	10.99	2,471	4.00	3,089	5.00